UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

	FORM	8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):			September 8, 2022
CATERPILLAR INC.
(Exact name of registrant as specified in its charter)
Delaware	1-768		37-0602744
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S Employer Identification No.)

5205 N. O'Connor,	Suite 100,	Irving	Texas	75039
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code:		(972)	891-7700
Former name or former address, if changed since last report:			N/A

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol (s)	Name of each exchange which registered
Common Stock ($1.00 par value)	CAT	The New York Stock Exchange
8% Debentures due February 15, 2023	CAT23	The New York Stock Exchange
5.3% Debentures due September 15, 2035	CAT35	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of
1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company		☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period
for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 8.01 Other Events.

On September 8, 2022, the Company reached a settlement with the U.S. Internal Revenue Service (IRS) that resolves all issues for tax years 2007 through 2016, without any penalties. The Company’s settlement includes the resolution of disputed tax treatment of profits earned by Caterpillar SARL (CSARL) from certain parts transactions. We vigorously contested the IRS’s application of the “substance-over-form” or “assignment-of-income” judicial doctrines and its proposed increases to tax and imposition of accuracy-related penalties. The settlement does not include any increases to tax in the United States based on those judicial doctrines and does not include any penalties. The settlement is within the total amount of gross unrecognized tax benefits for uncertain tax positions and enables us to avoid the costs and burdens of further disputes with the IRS. We are subject to the continuous examination of our income tax returns by the IRS, and tax years subsequent to 2016 are not yet under examination.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:
	104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATERPILLAR INC.

September 8, 2022	By:	/s/ Suzette M. Long
Suzette M. Long Chief Legal Officer and General Counsel